ROSETTA RESOURCES INC. ANNOUNCES DATE OF
ANNUAL STOCKHOLDERS’ MEETING

HOUSTON, TX, January 11, 2007 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (NASDAQ:ROSE) announced today the date of its Annual Stockholders’ Meeting, which is set for May 15, 2007.

Rosetta’s annual meeting will be held at 10:00 a.m. Central Time on Tuesday, May 15, 2007, at the Magnolia Hotel, 1100 Texas Avenue, Houston, Texas. Stockholders of record at the close of business on Monday, March 26, 2007, are entitled to receive notice of the meeting and to vote the shares of Rosetta common stock they held as of that date.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

CONTACT:
Rosetta Resources Inc.
Teri Greer
(713) 335-4008
greert@rosettaresources.com